UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

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CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)
Registrant’s telephone number, including area code: (804) 290-4302

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    James A. Marcum, formerly the Acting President and Chief Executive Officer of Circuit City Stores, Inc. (the "Company"), terminated his employment with the Company on January 15, 2010.  Mr. Marcum joined the Company in August 2008 as Vice Chairman and was named as the Company's Acting President and Chief Executive Officer in September 2008.  Mr. Marcum has also served as a director of the Company since June 2008 and remains in that role.

    Also, Michelle O. Mosier, formerly the Company's Vice President and Controller, advised the Company that, effective March 5, 2010, she would leave the Company.  Ms. Mosier had most recently served as Vice President and Controller and as the Company's principal accounting officer and principal financial officer.  Ms. Mosier joined the Company in 2003 as Director – Financial Reporting and was promoted to Vice President in 2005. She had served as Vice President and Controller since 2007, as principal accounting officer since 2008 and as principal financial officer since 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: March 10, 2010	By: /s/Catherine W. Bradshaw
Catherine W. Bradshaw
Vice President and Controller